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PROSPECTUS SUPPLEMENT DATED NOVEMBER 2, 2001 TO
PROSPECTUS DATED JULY 9, 2001                   FILED PURSUANT TO RULE 424(B)(3)
                                                              FILE NO. 333-58144

                                 GLOBALNET, INC.

                        6,975,000 SHARES OF COMMON STOCK
                                ($.001 PAR VALUE)

         On November 1, 2001, GlobalNet, Inc. announced that it had received notice from a Nasdaq Listing Qualifications Panel that the Panel had determined to delist GlobalNet's common stock from The Nasdaq SmallCap Market effective with the close of business on November 1, 2001 due to GlobalNet's inability to meet the continued listing requirements of Nasdaq. On November 2, 2001, GlobalNet's common stock commenced trading on the OTC Bulletin Board, which is currently the principal market in which GlobalNet's common stock is traded. For purposes of this prospectus supplement and the related prospectus, for the period commencing on November 2, 2001 and for all periods thereafter, any references to The Nasdaq SmallCap Market shall be amended to reference the OTC Bulletin Board.